SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

IDS Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177518	45-2758994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 Birch Street Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 674-1554

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On February 6, 2014, our newly-formed subsidiary, Propel Management Group, Inc., entered into a Master Services the Agreement (the “Agreement”) with Californians for Marijuana Legalization and Control (CMLC). Under the Agreement, we will be responsible for overseeing a fundraising effort through telemarketing, e-mail and online to support passage in California of the proposed Marijuana Control, Legalization, and Revenue Act of 2014. In addition, we shall coordinate the gathering of signatures for petitions to place the proposed Act on the ballot in California. We are to be compensated at a rate of $2.75 per petition signature gathered before March 24, 2014 and $3.75 per signature gathered thereafter. In addition, we shall be compensated at a rate of 80% of all contributions generated up to $100,000, 60% of the second $100,000 in contributions, and 43% of contributions generated thereafter. The Agreement sets targets of $2,000,000 in gross fundraising by April 1, 2014 and an additional $18,000,000 in gross fundraising by November 3, 2014. In addition, the Agreement sets a target of 800,000 signatures by April 24, 2014 to qualify the proposed Act for the California ballot in November. The Agreement contains various additional terms and covenants and should be reviewed in its entirety for additional information.

The Note contains additional terms and should be reviewed in its entirety for additional information.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Master Services agreement with CMLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS Industries, Inc.

By:	/s/ Scott Plantinga
Scott Plantinga
Title:	Chief Executive Officer

Date: February 10, 2014

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